UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 14, 2001




                        INSPIRE INSURANCE SOLUTIONS, INC.

             (Exact name of registrant as specified in its charter)





Commission file number.................................................000-23005


                 TEXAS                                        75-2595937

(State or other jurisdiction of incorporation               (I.R.S. Employer
              or organization)                             Identification No.)

                  300 BURNETT STREET, FORT WORTH, TX 76102-2799

                    (Address of principal executive offices)
                                   (Zip Code)


                                  817-348-3900
              (Registrant's telephone number, including area code)

                                       N/A
              (Former name, former address and former fiscal year,
                         if changed since last report)

ITEM 5. OTHER EVENTS

         On August 14, the Company requested a hearing to appeal a Nasdaq Staff Determination that the Company's common stock is subject to delisting from the Nasdaq National Market. This hearing is expected to occur within 45 days of the hearing request filing. As previously reported in the Company's Form 10-Q for the quarterly period ended June 30, 2001, the Company received notification from the Nasdaq by letter dated August 8, 2001 stating that the Company was not in compliance with the minimum $1.00 bid price requirements set forth in Marketplace Rule 4450(a)(5) and the Nasdaq Staff had determined to delist the Company's common stock. Pending completion of the appeal process, it is expected that Nasdaq will continue to list the Company's common stock on the Nasdaq National Market. There can be no assurances that the Company will be successful in maintaining its listing on the Nasdaq National Market, in which case the Company's stock will trade in the Over the Counter Bulletin Board.

         The Company's Board of Directors has authorized, and will recommend to shareholders, an amendment to the Company's Articles of Incorporation that will authorize a reverse stock split of all issued and outstanding shares of common stock in an effort to increase the market price per share above the minimum level required to maintain listing on the Nasdaq National Market System. A special meeting of shareholders to act on the Board's recommendation is currently scheduled to occur in October 2001. Shareholders will be asked to approve a reverse stock split in the ratio of 1 share for each 5 shares held; however, the Board will permit a committee of the Company's Board of Directors, together with the Company's Chief Executive Officer, to select the final ratio for the reverse stock split. If the reverse stock split is not approved by the shareholders, and if the stock price does not maintain a minimum ten consecutive day bid price above $1.00 as required, the Company's common stock would face delisting action by the Nasdaq. The Board of Directors has set a record date of September 10, 2001, subject to modification by the Board, to establish the shareholders entitled to vote at the special meeting.

         The Company's press release dated August 14, 2001 relating to such Nasdaq notification and its press release dated August 17, 2001 relating to the proposed reverse stock split are attached hereto as Exhibit 99.1 and Exhibit 99.2.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         99.1 Press Release, dated August 14, 2001, relating to receipt of notification from Nasdaq regarding delisting.

         99.2 Press Release, dated August 17, 2001, relating to Plans to implement proposed stock split.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 14, 2001

                                  INSPIRE INSURANCE SOLUTIONS, INC.

                                  /s/ JOHN F. PERGANDE
                                  ----------------------------------------------
                                  John F. Pergande
                                  Chairman of the Board and Chief Executive
                                  Officer (principal executive officer)

                                  /s/ PATRICK E. GRADY
                                  ----------------------------------------------
                                  Patrick E. Grady
                                  Chief Financial Officer
                                  (principal financial officer)